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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1.
  Registration Statement (Form S-8 No. 333-197202) pertaining to the Amicus Therapeutics, Inc. Cash Deferral Plan,

  2.
  Registration Statement (Form S-8 No. 333-195194) pertaining to the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan,

  3.
  Registration Statement (Form S-8 No. 333-145305) pertaining to the: 1) Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, as Amended, 2) Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, 3) Amicus Therapeutics, Inc. 2007 Director Option Plan, 4) Amicus Therapeutics, Inc. 2007 Employee Stock Purchase Plan,

  4.
  Registration Statement (Form S-8 No. 333-157219) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. 2007 Director Option Plan,

  5.
  Registration Statement (Form S-8 No. 333-174900) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. Amended and Restated 2007 Director Option Plan,

  6.
  Registration Statement (Form S-3 No. 333-185307),

  7.
  Registration Statement (Form S-3 No. 333-184531),

  8.
  Registration Statement (Form S-3 No. 333-192747),

  9.
  Registration Statement (Form S-3 No. 333-192876)

    of our reports dated March 3, 2015 with respect to the consolidated financial statements of Amicus Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Amicus Therapeutics, Inc included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 3, 2015

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm